Exhibit 99.1

NovaDel Reports Financial Results for Third Quarter 2008

Flemington, NJ – November 12, 2008 - NovaDel Pharma Inc. (AMEX: NVD), a specialty pharmaceutical company developing oral spray formulations for a broad range of marketed treatments, reported financial results for its third quarter ended September 30, 2008. For the quarter ended September 30, 2008, NovaDel reported a net loss of $2.5 million, or $0.04 per share, compared to a net loss of $2.4 million, or $0.04 per share, for the quarter ended September 30, 2007. For the nine months ended September 30, 2008, NovaDel reported a net loss of $7.7 million, or $0.13 per share, as compared to a net loss of $13.2 million, or $0.22 per share for the nine months ended September 30, 2007.

For the quarter and nine months ended September 30, 2008, the loss from operations was $1.8 million and $6.8 million, respectively, as compared to $2.8 million and $13.6 million, respectively, for the quarter and nine months ended September 30, 2007. The reduction in the loss from operations for the quarter and nine months ended September 30, 2008, as compared to the comparable periods for the prior year, is due to the decrease in expenses compared to the prior year, particularly research and development expenses, as our development activities have been curtailed since the fourth quarter 2007. In addition, all other expenses declined for the nine months ended September 30, 2008, as compared to prior period amounts, primarily as a result of reduced headcount.

During the quarter ended September 30, 2008, NovaDel incurred approximately $750,000 in interest expense, of which $744,000 related to the convertible notes that were issued in May 2008. Interest expense included $619,000 related to the amortization of the debt discount related to the beneficial conversion feature and fair value of the warrants, as well as $100,000 related to the amortization of the deferred financing costs. For the nine months ended September 30, 2008, NovaDel incurred approximately $1,044,000 of interest expense, of which $1,018,000 related to the convertible notes.

As of September 30, 2008, NovaDel’s cash and cash equivalents were $2.4 million and working capital was $1.0 million. In addition, on October 17, 2008, NovaDel issued $2,525,000 of secured convertible notes and accompanying warrants, which represented the remaining funding available under the securities purchase agreement to sell up to $4.0 million secured convertible notes and accompanying warrants to ProQuest Investments LLC.

NovaDel’s partner for its Zensana™ (ondansetron oral spray) product candidate, Par Pharmaceuticals, recently announced that it had completed bioequivalency studies on Zensana™ with mixed results, with bioequivalence to the reference drug (Zofran® tablets) achieved in some of the studies and not achieved in others.  NovaDel is working with Par to carefully review and better understand the results before determining the next steps for Zensana™. Scale-up and stability results for Zensana™ to date are sufficient for NDA submission.

ABOUT NOVADEL PHARMA

NovaDel Pharma Inc. is a specialty pharmaceutical company developing oral spray formulations for a broad range of marketed drugs. The Company’s proprietary technology offers, in comparison to conventional oral dosage forms, the potential for faster absorption of drugs into the bloodstream leading to quicker onset of therapeutic effects and possibly reduced first pass liver metabolism, which may result in lower doses. Oral sprays eliminate the requirement for water or the need to swallow, potentially improving patient convenience and adherence.

NovaDel’s oral spray technology is focused on addressing unmet medical needs for a broad array of existing and future pharmaceutical products. The Company’s most advanced oral spray candidates target angina, nausea, insomnia, migraine headaches and disorders of the central nervous system. NovaDel plans to develop these and other products independently and through collaborative arrangements with pharmaceutical and biotechnology companies. To find out more about NovaDel Pharma Inc. (AMEX: NVD), visit our website at www.novadel.com.

FORWARD-LOOKING STATEMENTS:

Except for historical information contained herein, this document may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks and uncertainties that may cause the Company’s actual results or outcomes to be materially different from those anticipated and discussed herein including, but not limited to, the successful completion of its pilot pharmacokinetic feasibility studies, the ability to develop products (independently and through collaborative arrangements), the ability to commercialize and obtain FDA and other regulatory approvals for products under development and the acceptance in the marketplace for oral spray products. The filing of an NDA with the FDA is an important step in the approval process in the United States. Acceptance for filing by the FDA does not mean that the NDA has been or will be approved, nor does it represent an evaluation of the adequacy of the data submitted. Further, the Company operates in industries where securities may be volatile and may be influenced by regulatory and other factors beyond the Company’s control. Important factors that the Company believes might cause such differences are discussed in the risk factors detailed in the Company’s most recent Annual Report on Form 10-K and Registration Statements, filed with the Securities and Exchange Commission. In assessing forward-looking statements contained herein, if any, the reader is urged to carefully read all cautionary statements contained in such filings.

For more detailed information regarding NovaDel’s Q3 2008 financial results and its product pipeline, please review the Company’s SEC filings on Form 10-Q at the Investor Relations section of www.novadel.com.

CONTACT:

Michael E. Spicer

(908) 782-3431 ext. 2550

Chief Financial Officer

NovaDel Pharma Inc.

mspicer@novadel.com

NOVADEL PHARMA INC.

CONDENSED STATEMENTS OF OPERATIONS

FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2008 AND 2007

(UNAUDITED)

	Three Months Ended		Nine Months Ended
	September 30, 2008	September 30, 2007	September 30, 2008	September 30, 2007

License Fees and Milestone Fees Earned	$104,000	$206,000	$258,000	$411,000

Research and Development Expenses	705,000	2,086,000	3,151,000	8,508,000
Consulting, Selling, General and Administrative Expenses	1,164,000	951,000	3,473,000	5,539,000
Loss on Assets-Held-for-Sale	9,000	—	351,000	—

Total Expenses	1,878,000	3,037,000	6,975,000	14,047,000

Loss From Operations	(1,774,000)	(2,831,000)	(6,717,000)	(13,636,000)

Other Income (Loss)	—	294,000	—	(66,000)
Interest Expense	(750,000)	—	(1,044,000)	—
Interest Income	21,000	127,000	84,000	544,000

Net Loss	$(2,503,000)	$(2,410,000)	$(7,677,000)	$(13,158,000)

Basic and Diluted Loss Per Common Share	$(0.04)	$(0.04)	$(0.13)	$(0.22)

Weighted Average Number of Common Shares Used in Computation of Basic and Diluted Loss Per Common Share	59,592,000	59,591,000	59,592,000	59,465,000

NOVADEL PHARMA INC.

CONDENSED BALANCE SHEETS

AS OF SEPTEMBER 30, 2008 (UNAUDITED) AND DECEMBER 31, 2007

ASSETS	September 30, 2008 (unaudited)	December 31, 2007
Current Assets:
Cash and cash equivalents	$2,409,000	$6,384,000
Assets held-for-sale	178,000	492,000
Deferred financing costs, net of accumulated amortization of $134,000	61,000	—
Prepaid expenses and other current assets	1,019,000	1,146,000

Total Current Assets	3,667,000	8,022,000
Property and equipment, net	1,575,000	1,972,000
Other assets	296,000	369,000

TOTAL ASSETS	$5,538,000	$10,363,000

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Secured convertible notes payable, net of unamortized debt discount of $376,000	$1,099,000	$—
Accounts payable	451,000	1,632,000
Accrued expenses and other current liabilities	698,000	2,267,000
Current portion of deferred revenue	266,000	148,000
Current portion of capitalized lease obligations	133,000	164,000
Total Current Liabilities	2,647,000	4,211,000

Non-current portion of deferred revenue	4,534,000	1,830,000
Non-current portion of capitalized lease obligations	50,000	148,000

Total Liabilities	7,231,000	6,189,000

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY
Preferred stock, $.001 par value:
Authorized 1,000,000 shares, none issued	—	—
Common stock, $.001 par value:
Authorized 200,000,000, issued 60,692,260 and 59,592,260 shares at September 30, 2008 and December 31, 2007, respectively	60,000	59,000
Additional paid-in capital	71,173,000	69,364,000
Accumulated deficit	(72,920,000)	(65,243,000)
Less: Treasury stock, at cost, 3,012 shares	(6,000)	(6,000)
Total Stockholders’ Equity	(1,693,000)	4,174,000

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$5,538,000	$10,363,000